Exhibit 10.7

                    SEPARATION AGREEMENT AND GENERAL RELEASE


     THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is made and entered into this ____day of _______________, 2002 by and between James
R.  Boyd (the  "Employee")  and  Ashland  Inc.  (herein  the  "Company"  or
"Ashland").

W I T N E S S E T H:

     WHEREAS, Employee has been employed by the Company from December 31, 1981 to the present; and

     WHEREAS, Employee and the Company desire to settle fully and finally all matters between them, including, but in no way limited to, any issues that might arise out of Employee's employment with and retirement from the Company;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, Employee and the Company agree as follows:

     1. This Separation Agreement and General Release (the "Agreement") shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Employee or any other person, or that Employee has any rights whatsoever against the Company, and the Company specifically disclaims any liability to or wrongful acts against Employee or any other person, on the part of itself, its employees or its agents.

     2. Employee represents, understands, and agrees that on January 31, 2002 ("Release Date"), he will be released from active employment with Ashland Inc. His employment will terminate on January 31, 2004 ("Termination Date"), and he will be eligible to retire from the Company on February 1, 2004 ("Retirement Date").

     3. Employee represents that he has not filed any complaints or charges or lawsuits against the Company with any governmental agency or any court, and that he will not do so at any time hereafter; provided, however, this shall not limit Employee from filing a lawsuit for the sole purpose of enforcing Employee's rights under this Agreement.

     4. In order to assist Employee in the transition into other endeavors, and as mutual consideration for the covenants expressed herein, the Company will provide Employee with the Severance Benefits more fully described in Attachment I (Summary of Benefits), which is hereby incorporated by reference.

     5. Employee understands and agrees that the consideration described above is more than Employee would otherwise be entitled to under the Company's existing policies and any current agreement with Employee.

                                                 Employee Initials:________

     6. Employee understands and agrees that, effective as of his Release Date, he is no longer authorized to incur any expenses or obligations or liabilities on behalf of the Company. However, Ashland may, from time to time during the Payroll Continuation Period (as defined in Attachment I), request Employee to perform services of the nature and type he performed during his service with Ashland, and Employee will be responsive on a reasonable basis to the requests of Ashland.

     7. As of his Release Date, Employee will return to the Company all Company Information and related reports, maps, files, memoranda, and records; credit cards, cardkey passes; door and file keys; computer access codes; software; and other physical or personal property which Employee received or prepared or helped prepare in connection with his employment. Employee has not retained and will not retain any copies, duplicates, reproductions, or excerpts thereof. The term "Company Information" as used in this Agreement means (a) confidential information including, without limitation, information received from third parties under confidential conditions; and (b) other technical, business, or financial information, the use or disclosure of which might reasonably be construed to be contrary to the interests of the Company.

     8. Employee agrees that during the course of his employment with the Company he has acquired Company Information as defined in Paragraph 7. Employee understands and agrees that such Company Information has been disclosed to Employee in confidence and for Company use only. Employee understands and agrees that he (i) will keep such Company Information confidential at all times during and after his employment with the Company,
(ii) will not disclose or communicate Company Information to any third party, and (iii) will not make use of Company Information on Employee's own behalf, or on behalf of any third party. In view of the nature of Employee's employment and the nature of Company Information which Employee has received during the course of his employment, Employee agrees that any unauthorized disclosure to third parties of Company Information or other violation, or threatened violation, of this Agreement would cause irreparable damage to the trade secret status of Company Information and to the Company. When Company Information becomes generally available to the public other than by Employee's acts or omissions, it is no longer subject to these restrictions. However, Company Information shall not be deemed to come under this exception merely because it is embraced by more general information that is or becomes generally available to the public. It is understood that, if requested by Employee, the Company may review and approve the Employee's resume to assure there is no violation of this Paragraph 8, which approval shall not be unreasonably withheld.

     9. During the Payroll Continuation Period and for a period of one year after Employee's Termination Date (the "non-compete period"), Employee shall not, without Ashland's prior written consent, accept a directorship or employment with, engage in consulting for or otherwise render services for, make investments in, or otherwise engage in any other business activity with, any corporation, partnership, firm or other form of business enterprise which competes, both as to the type of activity and geographical location, with any business of the Company. However, Employee's

                                                 Employee Initials:________
                                                                     Page 2
     ownership, directly or indirectly, of issued and outstanding stock or debt obligations of any corporation, which are regularly traded on a national securities exchange or in the over-the-counter market, shall not be deemed to be a violation of this Agreement so long as such ownership does not, directly or indirectly, permit Employee to control the business and affairs of such corporation. Employee further agrees that for the non-compete period, Employee will not interfere with or disrupt the relationship, contractual or otherwise, with respect to the business or employment relationship between the Company or its successors and any other party, including other employees of the Company or its successors. Employee agrees that these restrictions are reasonable, and that they do not unreasonably preclude Employee from being gainfully employed. Notwithstanding, Employee shall also be subject to the non-compete provisions of paragraph 4.04 of Ashland's Supplemental Early Retirement Plan.



     10. This Agreement shall  immediately and  automatically  terminate if
(a) Employee breaches the confidentiality provisions of paragraph (8) above, (b) Employee engages in competitive activity as set forth in paragraph (9) above, or (c) Employee takes any other action inconsistent with this Agreement. In the case of such termination of this Agreement, the Company may cease further payments and benefits to Employee, and may recoup previous amounts paid to Employee, and other damages, under this Agreement. The covenants set forth in paragraphs (8), (9), and (15) shall survive the term of this Agreement.

     11. Employee acknowledges and agrees that the remedy of the Company at law for any breach of the covenants and agreements of paragraphs (8) and
(9) of this Agreement will be inadequate, and that the Company will be entitled to injunctive relief against any such breach or any threatened, imminent, probable or possible breach.

     12. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

     13. Employee represents and agrees that he will keep the terms of this Agreement completely confidential, and that he will not hereafter disclose any information concerning this Agreement to anyone except his immediate family, financial advisor and attorney; provided, they agree to keep said information confidential and not disclose it to others.

     14. Employee represents and agrees that he has carefully read and fully understands all of the provisions of this Agreement, that he is voluntarily entering into this Agreement, and that he has had sufficient time before signing this Agreement to consult with counsel.

     15. As a material inducement to the Company to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges Company and each of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys,

                                                 Employee Initials:________
     divisions, subsidiaries, affiliates, and all persons acting by, through, under, or in concert with any of them (collectively "Releasees"), jointly and individually, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, including, but not limited to, any claims of wrongful discharge or any other claim related to Employee's employment or to acts or omissions of the Company involving Employee or of rights under federal, state, or local laws prohibiting age or other forms of discrimination, claims growing out of any legal restrictions on Company's right to terminate its employees ("Claim" or "Claims") arising out of any actions or events occurring before the date of Employee's execution of this Release against each or any of the Releasees. Examples of such federal, state, or local law, rule, or regulation regarding discrimination include, but are not limited to, any claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., or the Workers' Adjustment and Retraining Notification (WARN) Act, 29 U.S.C. Section 2101 et seq. These examples shall not limit the scope of this Release. This Release is intended to be a broad release and shall apply to any relief, no matter how denominated, including, but not limited to, claims for future employment, rights or causes of action for wages, backpay, front pay, compensatory damages, or punitive damages. Employee also agrees that he will not file or permit to be filed on his behalf any such claim and Employee hereby agrees to indemnify and hold Releasees harmless from any such claim. Notwithstanding anything to the contrary in this paragraph 15, Employee does not release any claim he may have under any employee benefit plan in which he was a participant during his employment with the Company for the payment of a benefit thereunder to which he would be entitled in accordance with its terms in the ordinary course of the administration of the Plan. Further, Employee does not release any rights of indemnification as provided under the Company's By-laws or policies.


     16. As a further material inducement to the Company to enter into this Agreement, Employee hereby agrees to indemnify and hold each and all of the Releasees harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, attorneys' fees incurred by Releasees, or any of them, arising out of any breach of this Agreement by Employee or the fact that any representation made herein by Employee was false when made, except that this provision shall not apply to any alleged breach due to a challenge of the validity of the ADEA waiver contained herein.

     17. Employee understands and agrees that Employee has been given through February 8, 2002 (the "Review Period"), which is at least twenty-one (21) days, to review and consider this General Release. Employee understands that Employee may use as much or as little of the Review Period as Employee wishes to prior to reaching a decision regarding the signing of this General Release. However, Employee acknowledges that under no circumstances may Employee sign and date this General Release prior to Employee's Release Date. Accordingly, Employee understands that if Employee does not sign, date, and return this General Release during that portion of

                                                 Employee Initials:________
     the Review Period falling after Employee's Release Date and prior to the expiration of the Review Period, the General Release will not be valid and Employee will not receive the special severance benefits under the terms of this special severance offer.

     18. In accordance with federal law, Employee may revoke this Agreement at any time within seven (7) calendar days of the date of execution noted below. To be effective, the revocation must be in writing and delivered to Philip W. Block, Administrative Vice President, Human Resources, 50 E. RiverCenter Boulevard, Covington, either by hand or mail within a seven (7) day period following Employee's execution of this Agreement. If delivered by mail, the rescission must be:

         1.       Postmarked within the seven (7) day period;
         2.       Properly addressed as noted above; and
         3.       Sent by Certified Mail, Return Receipt Requested.

     This Agreement shall not become effective or enforceable until this 7-day revocation period has expired.

     19. This Agreement constitutes the full, complete, and entire agreement between the parties and supercedes all prior agreements between the parties and Employee's signature indicates that he has not relied upon any statements or representations or other matters from the Company, its agents, officers, or employees. Any future alteration, modification, or waiver, to be binding on the parties, must be reduced to writing and attached hereto.

     20. Upon execution by both parties, this Agreement shall terminate all prior employment and severance agreements between the Employee and the Company and its divisions or subsidiaries.

     21. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     22. It is agreed that this Separation Agreement and Release shall be interpreted in accordance with the laws of the State of Kentucky.

         -----------------------------------------------------------

                                                 Employee Initials:________
                                                                     Page 5

                                IMPORTANT NOTICE

     BY SIGNING THIS AGREEMENT, YOU, JAMES R. BOYD, AFFIRM THAT YOU HAVE READ AND UNDERSTAND THIS AGREEMENT; THAT YOU HAVE HAD A MINIMUM OF TWENTY-ONE (21) DAYS TO CONSIDER THE AGREEMENT AND USED AS MUCH OF THIS 21-DAY PERIOD AS YOU WISHED PRIOR TO SIGNING; THAT YOU HAVE NOT SIGNED AND DATED THIS AGREEMENT BEFORE YOUR RELEASE DATE; THAT YOU UNDERSTAND FULLY ITS FINAL AND BINDING EFFECT; THAT THE ONLY PROMISES MADE TO INDUCE YOU TO SIGN THIS AGREEMENT ARE THOSE STATED HEREIN AND THAT YOU ARE SIGNING THIS AGREEMENT VOLUNTARILY WITH THE FULL INTENT OF RELEASING THE COMPANY AND ALL ASSOCIATED ENTITIES AND INDIVIDUALS FROM ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, RELATING TO OR ARISING OUT OF YOUR EMPLOYMENT WITH ASHLAND; THAT YOU HAVE BEEN ADVISED THAT IT IS IN YOUR BEST INTEREST TO HAVE AN ATTORNEY, HIRED BY YOU, LOOK AT THE AGREEMENT AND GIVE YOU ADVICE ABOUT IT; THAT YOU WERE GIVEN A CHANCE TO REFUSE TO SIGN THIS AGREEMENT; AND THAT YOU ARE AWARE THAT YOU HAVE AN ADDITIONAL SEVEN (7) DAYS IN WHICH TO REVOKE YOUR ACCEPTANCE OF THIS AGREEMENT.

                                                     ASHLAND INC.


                                            By:      __________________________

                                            Title:   __________________________



                                                     --------------------------
                                                     JAMES R. BOYD


                                                     --------------------------
                                                     Date of Execution


                                                 Employee Initials:________
                                                                     Page 6

Name:  JAMES R. BOYD
Date of Presentation:

Attachment 1

                               RETIREMENT ELIGIBLE
                    SUMMARY OF PAYROLL CONTINUATION BENEFITS,
                 EMPLOYEE BENEFITS AND MISCELLANEOUS PROVISIONS

SPECIAL PAYROLL CONTINUATION BENEFITS

     On January 31, 2002 (your "Release Date"), your active employment will end and you will become an employee without regularly assigned duties.

     After your Release Date, you will receive payroll continuation payments based on your current rate of base pay commencing on the first regularly scheduled pay date of Ashland employees occurring after the effective date of this Agreement, and ending on January 31, 2004 (your Termination Date). You will then be eligible to retire on February 1, 2004 (your "Retirement Date").

     The length of your payroll continuation payments is called your "Payroll Continuation Period."

     During your Payroll Continuation Period you will receive bi-weekly payments of your base pay, less applicable withholding of taxes, etc. If you should die during this period, all remaining payroll continuation payments will be made in a lump sum to your estate. During your Payroll Continuation Period, your participation in the Company's employee benefit plans (except as otherwise stated herein) will continue as if you were a regular, active employee. Your employment termination date will be the last day of your Payroll Continuation Period (your "Termination Date").

     The following provisions summarize the terms and conditions of the employee benefit plans available to you during your Payroll Continuation Period. The actual terms of these plans are in their plan documents. You should refer to the relevant summary plan description for more information on a particular plan.

SEPARATION AGREEMENT AND GENERAL RELEASE

     Program benefits will not begin until you have executed the Separation Agreement and Release and it becomes valid. If you do not execute the Separation Agreement and Release, you will not receive any payroll continuation payments and your Termination Date from employment with the company will be your Release Date.

                                                 Employee Initials:________

PENSION PLAN

     Your rights under the Pension Plan will be determined based on your age, years of plan participation, and final average salary on your Termination Date. Therefore, you will receive service credit during your Payroll Continuation Period and this service will count towards the computation of your pension benefit. You will be eligible for an immediate pension benefit commencing as of the first day of the month coincident with or next following your Termination Date if either of the following applies: on your Termination Date you are at least age 55; or on your Termination Date the sum of your age and years of continuous service is at least 80. Payment of your pension benefit cannot begin before your Payroll Continuation Period ends.

LIFE INSURANCE

     If you have not waived your coverage, your non-contributory life insurance (equal to your annual base salary rate on your Release Date) will continue during your payroll continuation period. If you waived your life insurance coverage before your Release Date, you will continue to receive the credit for waiving that coverage through your Payroll Continuation Period. You will not be allowed to reinstate your non-contributory coverage should an annual enrollment occur during your Payroll Continuation Period. If you are in this situation, you will not be eligible for group life coverage as a retiree.

     The level of your contributory life coverage in effect on your Release Date will also continue during your payroll continuation period at the contribution rate for active employees of your age. You will not be allowed to increase the level of your contributory life coverage. If you did not have contributory life coverage before your Release Date you will not be allowed to elect any such coverage after your Release Date.

     The level of any spouse and dependent child life insurance coverage you had on your Release Date will also continue during your payroll continuation period at the contribution rate for active employees of your age. You will not be allowed to increase the level of such spouse or dependent child life insurance coverage. You also will not be able to add any spouse or dependent child life coverage after your Release Date if you did not have that coverage before your Release Date.

     You also have accidental death and dismemberment insurance equal to the amount of non-contributory and contributory life insurance during your payroll continuation period.

     If you want to decrease or cancel your contributory, spouse or dependent child coverage, call the Benefits Counselors at (800) 782-4669. You can make this kind of change within 45 days of your Release Date. You can reduce your coverage as previously described at other times if allowed under the terms of the plan.

     If you are at least age 55 or the sum of your age and years of continuous service is at least 80, you have 5 years of service, and you had plan coverage on your Termination

                                                 Employee Initials:________

     Date, you will be eligible for company-paid retiree life coverage equal to $10,000. Contributory coverage, spouse coverage, dependent child coverage and accidental death and dismemberment coverage end at your Termination Date.

MEDICAL AND DENTAL

     If you are enrolled in the Medical or Dental plan on your Release Date, you will be eligible to continue your participation during your Payroll Continuation Period at the same contribution rates which apply to regular, active employees. If you waived your medical or dental coverage before your Release Date, you will continue to receive the applicable credit for waiving that coverage through your Payroll Continuation Period. You will be allowed to enroll in the plan or plans for which you had waived coverage during your Payroll Continuation Period on the same basis as an active employee. This could happen if an annual enrollment occurred and you were still on Payroll Continuation during the next year. This could also occur if you experience an election change event during your Payroll
Continuation Period. You should refer to the relevant summary plan description for more information.

     If you are at least age 55 or the sum of your age and years of continuous service is at least 80, and you have 5 years of service on your Termination Date, you may be eligible for retiree coverage under the Medical Plan and the Dental Plan. Dental coverage during retirement is only available if you were covered by the plan on your Termination Date. Your dental coverage during retirement also must end on the last day of the month in which you attain age 65. Medical coverage during retirement is generally only available if you were covered by the plan on your Termination Date. The exceptions to this general rule are described in the summary plan description.

     If you elect retiree coverage, it would begin at the end of your Payroll Continuation Period. Your retiree contributions would be determined using your service to your Termination Date.

     Although you may be eligible to elect retiree coverage, federal law requires that COBRA continuation coverage also be offered for the plan or plans in which you were covered. If the amount you have to pay for retiree coverage is greater than what you paid for the same coverage as an active employee, you can choose to elect the COBRA continuation coverage instead of the retiree coverage. You will receive a written summary of your options. If you choose the COBRA continuation coverage you need to be aware of two items. First, coverage during your Payroll Continuation Period counts towards your maximum period of continued coverage under COBRA. That maximum period is 18 months for a reduction in working hours, which is what occurred on your Release Date. Therefore, if your Payroll Continuation Period is equal to or greater than 18 months, you will not have the opportunity to elect COBRA. Second, elected COBRA coverage is for a limited duration, while retiree medical coverage may last for life and retiree dental coverage may last until the end of the month in which you reach age 65.

                                                 Employee Initials:________

REIMBURSABLE ACCOUNTS PLAN

     During your Payroll Continuation Period you may participate in both the Dependent Day and Health Care Accounts under the Reimbursable Accounts Plan on the same basis as an active employee. Your participation only continues for the remainder of the calendar year in which your Release Date occurs. Your participation will end earlier if your Termination Date occurs before the end of that calendar year. In that event, though, you will be eligible to elect COBRA continuation coverage for the remainder of that calendar year. A COBRA continuation of coverage election may only be made with respect to a Health Care Account election.

     Any amount you have remaining in the Dependent Care Account and/or the Health Care Account is available to reimburse you for covered services incurred before the end of the month in which your coverage under the particular account ends. Claims for services performed after this time are not eligible for reimbursement. Claims for reimbursement must be filed by June 30 in the calendar year following your Release Date. Any amounts in your accounts that are not used will be forfeited according to IRS rules.


SAVINGS PLAN

     During your Payroll Continuation Period, to the extent you are eligible, you may continue participation in the Savings Plan as if you were an active employee. You may continue to contribute to the Plan by payroll deduction and continue to receive Company matching contributions according to Plan rules.

     Upon your Termination Date, you have a number of withdrawal options. If you have an unpaid loan, you may continue to make monthly payments after your Termination Date. Fidelity will send you payment instructions approximately 4 weeks following your Termination Date. To receive Savings Plan information, call Fidelity Investments at (800) 827-4526. You may also access Savings Plan information on the Internet by clicking "Access My Account" under NetBenefits at www.401k .com.

                                                 Employee Initials:_________

LESOP

     During your Payroll Continuation Period you will continue participation in the LESOP as if you were an active employee. The last allocation under the LESOP occurred on March 31, 1996. Therefore, if you were not a participant in the LESOP at that time, you do not have any benefit in that plan. Upon your Termination Date, you may elect to receive a distribution of your entire LESOP account in cash or shares (if your spouse consents) or you may elect to transfer 50% of your account to the Pension Plan and receive the remaining 50% in shares. If there are fewer than 100 shares in your account after the transfer, then you may elect to have them distributed in cash. LESOP distributions are usually made 3 to 4 weeks from the Friday that the Employee Benefits Department processes your withdrawal form.

LONG TERM DISABILITY

     You are not eligible to participate in the Long Term Disability Plan during your Payroll Continuation Period. Therefore, if you were enrolled in that plan, your coverage ends on your Release Date.

VOLUNTARY AD&D

     If enrolled, you will continue to be eligible for voluntary AD&D coverage during your Payroll Continuation Period. Your participation will end on your Termination Date.

     The level of your coverage on your Release Date will continue during your payroll continuation period at the contribution rate for active employees of your age. You will not be allowed to increase the coverage. If you did not have this coverage before your Release Date you will not be allowed to elect any such coverage after your Release Date.

     You may decrease or cancel your coverage as allowed under the terms of the plan.

OCCUPATIONAL ACCIDENTAL DEATH AND DISMEMBERMENT AND TRAVEL ACCIDENT INSURANCE
PLAN

     Your   coverage   under   the   Occupational   Accidental   Death  and
Dismemberment Plan and the Travel Accident Insurance Plan ends on your Release Date.

VISION COST ASSISTANCE PLAN

     You will remain eligible for the Vision Plan during your Payroll Continuation Period. If you are enrolled for this coverage, it will end on your Termination Date, although you may be able to elect COBRA continuation of coverage at that time. The COBRA qualifying event is the occurrence of your Release Date, which constitutes a reduction in working hours. Therefore, coverage during your Payroll Continuation Period counts towards your maximum period of continued coverage under COBRA. That maximum

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     period is 18 months for a reduction in working  hours.  Therefore,  if your Payroll Continuation Period is equal to or greater than 18 months, you will not have the opportunity to elect COBRA.
LEGAL PLAN

     You remain eligible for the Legal Plan for the remainder of the calendar year that contains your Release Date if you were enrolled in that plan at the time of your Release Date. You may retain your enrollment or initiate enrollment during an annual enrollment effective for the next calendar year if your Payroll Continuation Period extends into that next calendar year. Your participation ends on your Termination Date. You may be eligible for coverage for covered legal matters that are not completed as of your Termination Date. Consult your summary plan description for details.

GROUP AUTO AND HOMEOWNERS INSURANCE; LONG TERM CARE

     You will remain eligible for the group auto and homeowners insurance and the long term care insurance during your Payroll Continuation Period. You may continue the relevant coverage after your Termination Date on the same basis as any other former employee. Continuing that coverage, though, is strictly between you and the applicable insurance company that provides the coverage.


ADOPTION ASSISTANCE PROGRAM

     You remain  eligible for the Adoption  Assistance  Program during your
Payroll  Continuation  Period.   Expenses  that  arise  on  or  after  your
Termination Date are not covered.

GROUP FINANCIAL SERVICES

     You remain eligible for the group financial services in which you are enrolled during your Payroll Continuation Period. You may retain your enrollment or initiate enrollment during an annual enrollment effective for the next calendar year if your Payroll Continuation Period extends into that next calendar year. If you are enrolled for these services at the time of your Termination Date, you may continue them for the remainder of the calendar year if you make appropriate arrangements with the provider to make any required payments then remaining for the services.

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                            MISCELLANEOUS PROVISIONS

UNUSED VACATION/SICK PAY

     You will be paid for any unused earned and accrued vacation in bi-weekly payments following your Release Date based on the amount earned and accrued as of your Release Date. You will not receive additional vacation or sick pay accruals during your Payroll Continuation Period and you will not be paid for any unused sick pay.

CREDIT UNION

     If you are currently a member, you will continue to be eligible to fully participate in the Credit Union during your Payroll Continuation Period. Upon your Termination Date, you will be eligible to participate in the Credit Union to the same extent as other retirees.

EDUCATIONAL REIMBURSEMENT

     If the course has been approved for reimbursement prior to your Release Date and will be completed within six months of your Release Date, you will be reimbursed for approved costs provided you complete the course within policy guidelines.

To be reimbursed, you must provide the following:

1. Your name, social security number, complete mailing address and phone number;

2. An itemized receipt for tuition and fees issued by the educational institution; and

3.  A grade report from the educational institution.

     All of the above information should be sent to: Employee Services, Corporate Human Resources, Ashland Inc., 3499 Blazer Parkway, Lexington, KY 40509.

ASHLAND SCHOLARS PROGRAM

     You are eligible to participate in the Ashland Scholars Program during your Payroll Continuation Period and after your Termination Date in accordance with the program.

SERVICE AWARDS

     If at the time of your Release Date you are within 6 months of the date on which you would have received a Service Award, the Service Award will be provided to you on your regularly scheduled date.

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MATCHING GIFTS

     You are eligible to participate in the Matching Gifts Program during your Payroll Continuation Period and after your Termination Date in accordance with the program.

FITNESS CENTER

     During the Payroll Continuation Period, you are eligible to continue to access the facility. Upon your Termination Date, you will be eligible to continue to access the facility and participate to the same extent as other retirees.

UNEMPLOYMENT COMPENSATION

     State laws control whether you are eligible to receive unemployment compensation. If you decide to file for unemployment compensation, the Company is obligated to inform the state's unemployment commission of the nature of your termination.

EXPENSES

     If you have incurred any expenses that are reimbursable by the Company, you should submit an approved Expense Report, along with required receipts, to your supervisor prior to your Release Date.

VERIFICATION OF EMPLOYMENT

     The Company will only verify dates of employment and last job title, department and work location. The Company will only release other information concerning your employment as required by Company policy or law.

EMPLOYEE ASSISTANCE PROGRAM

     Family Enterprises, Inc. will continue to be available for personal counseling through your Payroll Continuation Period should you have the need. They can be contacted by calling (800) 522-6330.

FUTURE CORRESPONDENCE

     Any future information from the Company will be sent to the address you currently have on file (i.e. employee benefit information, W-2's, etc.) Should your address change in the near future you should contact Corporate Human Resources at (800) 782-4669.

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                        IMPORTANT NOTE ABOUT THIS SUMMARY


     DETAILS ON THE BENEFITS FROM THE EMPLOYEE BENEFIT PLANS DISCUSSED ABOVE ARE PROVIDED IN THE SUMMARY PLAN DESCRIPTION BOOKLET FOR EACH PLAN. IN ALL EVENTS, THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND ALL COVERED EMPLOYEES, BENEFICIARIES OR OTHER CLAIMANTS ARE GOVERNED SOLELY BY THE TERMS OF THE OFFICIAL DOCUMENTS UNDER WHICH EACH PARTICULAR PLAN, POLICY OR PROGRAM IS OPERATED.




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


                                  ASHLAND INC.
                         ADDENDUM TO RETIREMENT ELIGIBLE
                    SUMMARY OF PAYROLL CONTINUATION BENEFITS,
                 EMPLOYEE BENEFITS AND MISCELLANEOUS PROVISIONS


STOCK OPTIONS

     Your Ashland Inc. stock options shall continue to vest through your Payroll Continuation Period. Upon your Termination Date, all vested options may be exercised for the remaining term of the options.

INCENTIVE COMPENSATION

     You will be eligible to earn incentive compensation under the Ashland Inc. Incentive Compensation Plan through your Release Date. If and when payments are made, you shall receive payment in cash of any pro-rata portion of Ashland's incentive compensation bonus based on Ashland's performance through the fiscal year and your current individual performance rating.

PUP/LTIP

     If and when payments are made, if eligible, you shall receive payment in cash of any pro-rata portion of the amount(s) you would have received under Ashland's performance unit/share plans for the 1999-2002 cycle, and the Long Term Incentive Plan for the 2001-2003 cycle and the 2002-2004 cycle. Payments shall be pro-rated through your Release Date, and based on actual Ashland Inc. measures (as specified in the plans and your awards under the plans) through the entire three or four-year plan cycles (including adjustments for unusual items).

Deferred Compensation

     During your Payroll Continuation Period, you may continue to elect to defer your salary and any IC, PUP, LTIP and ERISA forfeiture payments (if applicable). Please note fiscal year 2003 and 2004 salary payments and ERISA forfeiture payments will be deferred in accordance with your fiscal year 2002 deferred compensation plan ("DCP") elections.

     Upon your Termination Date, you shall receive distribution of your "DCP" account(s) in accordance with your DCP election(s). Any changes regarding the distribution of your DCP account(s) must be made by the earlier of (i) six months prior to the first day of the month following your Termination Date; or (ii) December 31 preceding the first day of the month following your Termination Date.

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Financial Planning

     You shall be reimbursed for eligible financial planning expenses, including eligible expenses for services provided by ACO, incurred through the end of calendar year 2004.

OUTPLACEMENT ASSISTANCE

     You shall be eligible to receive outplacement assistance from Lee Hecht Harrison as provided in Attachment II to this Agreement.

Administrative ASSISTANCE

     During the Payroll Continuation Period, and for a three year period thereafter, you will receive an annual payment of Thirty-Thousand ($30,000) Dollars for your use in securing office space, equipment and personnel as you deem appropriate for your personal and professional use. These payments shall be in lieu of any such space, equipment or administrative assistance being provided to you directly by the Company.

Executive Physicals

     You shall be eligible for an Executive Physical during calendar years 2002 and 2003.

Pension Plan, Non-qualified Pension Plan and SERP

     If eligible, you shall receive benefits under these plans as if you remained actively employed up through the earlier of your death or your Termination Date. For purposes of determining your benefits under the Pension Plan or, if approved, the Non-qualified Pension Plan, your compensation history will be determined as of your Termination Date. For purposes of determining your benefits under the SERP, if approved, your compensation history will be determined as of your Release Date.


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